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                                                                    EXHIBIT 99.3

                                                                   [TESORO LOGO]


FOR IMMEDIATE RELEASE

CONTACT:
         INVESTORS:
         JOHN ROBERTSON, DIRECTOR, INVESTOR RELATIONS, (210) 283-2687

         MEDIA:
         TARA FORD, DIRECTOR, PUBLIC RELATIONS, (210) 283-2676


                       TESORO COMPLETES THIRD TRANSACTION
                 TO SELL ITS NORTHERN CALIFORNIA RETAIL OUTLETS


         SAN ANTONIO - DECEMBER 20, 2002 - Tesoro Petroleum Corporation (NYSE:TSO) today announced that the company completed the sale of 23 retail outlets in Northern California to Nella Oil Company and Flyers L.L.C. for $23 million, including working capital. This transaction completes the previously announced sale of 70 of the company's Northern California retail outlets for total proceeds of $67 million, of which $33 million will be used to pay down term debt.

         Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes nearly 600 branded retail stations, of which over 200 are company owned under the Tesoro(R) and Mirastar(R) brands.

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